Exhibit 10.5

The People's Republic o[redacted] China (PRC)

Certificate of real estate right

According to the Civil Code of the People's Republic of China and other laws Laws and regulations, in order to protect the legitimate rights

and interests of the real estate right holders, right

The real estate listed in this certificate applied for registration by the real estate owner

The right, upon examination and verification, is approved for registration and this certificate is issued.

Registration authority (seal)

市自然资源和规划局

不动产登记专用章

(6)

Year month

Supervised by Ministry of Natural Resources, PRC

No. NO 32030247801

Su (2022) Wuxi Real Estate Right No. 0188766

Right holder	Jiangsu Huhu Electromechanical Technology Co., LTD

Common ownership	Individually owned

Sit down	3-1208 Tiananzhihui Compound

Real Estate Unit No.	320214004102GB00008F00520090

Types of rights	Right to use state-owned construction land/ownership of houses (structures)

Nature of Rights	Sell/other

use	Industrial land/education, medicine, health, scientific research

Surface area	-/ Floor area of house: 356.12m ’

Life of use	The right to use the state-owned construction land shall expire on April 29, 2060

Other status of Rights	Exclusive building area: 285.17m² Shared floor area: 70.95m Area of apportioned land use right: 28.4m ’ House structure: reinforced concrete structure Total number of floors: 13 Floor: 12

Sidebar

Type of registration: Other transfer registration (including transfers, transfers, etc.)

Business subcategory: other transfer registration

Registration date: 2022-11-10

This land user legally has the right to use the common land owned by all owners within this building district